Exhibit 99.2
SUPERVALU INC. and Subsidiaries
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In millions, except per share data)

Overview
On December 8, 2017, SUPERVALU INC. (“Supervalu”) completed the acquisition of Associated Grocers of Florida, Inc. (“AG Florida”), pursuant to the terms of the previously announced Agreement and Plan of Merger dated October 17, 2017 (the “AG Florida Merger Agreement”), by and among Supervalu, Gator Merger Sub Inc., a then wholly owned subsidiary of Supervalu (“AG Merger Sub”), and AG Florida. Prior to the transaction, AG Florida was a cooperative owned by its retailer members. AG Florida distributes full lines of grocery and general merchandise to independent retailers, primarily in South Florida, the Caribbean, Central and South America and Asia. Effective as of the closing of the transaction, AG Merger Sub merged with and into AG Florida with AG Florida surviving as a wholly owned subsidiary of Supervalu. The transaction was valued at $193, comprised of $131 in cash for 100 percent of the outstanding stock of AG Florida plus the assumption and payoff of AG Florida’s net debt of $62 at closing.
On June 23, 2017, Supervalu completed the acquisition of Unified Grocers, Inc. (“Unified”), pursuant to the terms of the previously announced Agreement and Plan of Merger dated April 10, 2017 (the “Unified Merger Agreement”) by and among Supervalu, West Acquisition Corporation, a then wholly owned subsidiary of Supervalu at the time (“Unified Merger Sub”), and Unified. Prior to the transaction, Unified was a cooperative owned by its retailer members. Effective as of the closing of the transaction, Unified Merger Sub merged with and into Unified with Unified surviving as a wholly owned subsidiary of Supervalu. The transaction was valued at $390, comprised of $114 in cash for 100 percent of the outstanding stock of Unified plus the assumption and payoff of Unified’s net debt of $276 at closing.
In preparing these Unaudited Pro Forma Condensed Combined Financial Statements to illustrate the pro forma effect of the combination of Supervalu and AG Florida, Supervalu was required to include certain disclosures related to the pro forma effect of the combination of Supervalu and Unified because Unified’s results of operations for certain historical periods were not included in Supervalu’s results of operations. The financial position of Unified was included in Supervalu’s unaudited Condensed Consolidated Balance Sheet as of September 9, 2017 contained in Supervalu’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) on October 18, 2017.
The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting, with Supervalu being the acquiring entity, and reflect estimates and assumptions deemed appropriate by Supervalu to give effect to the acquisition as of the dates indicated below. The purchase price allocation for each of AG Florida and Unified used in the Unaudited Pro Forma Condensed Combined Financial Statements is based upon preliminary estimates. The preliminary estimated fair values of certain assets and liabilities have been determined by Supervalu with the assistance of third-party valuation firms. Supervalu’s estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date), as Supervalu finalizes the valuations of certain tangible and intangible assets acquired and liabilities assumed in connection with the acquisition. The primary areas of the purchase price allocation that are not yet finalized relate to real and personal property, identifiable intangible assets, goodwill, income taxes and deferred taxes.
The Unaudited Pro Forma Condensed Combined Financial Statements, prepared in accordance with Article 11 of Regulation S-X, have been derived from the historical consolidated financial statements of AG Florida, Unified and Supervalu, after giving effect to transactions directly related to the AG Florida Merger Agreement and the Unified Merger Agreement and related transactions, including:

•
the acquisition and transfer of the assets (including the equity interests of certain subsidiaries) and liabilities of the AG Florida business to Supervalu, including the associated historical presentation of AG Florida’s results of operations;

•
the acquisition and transfer of the assets (including the equity interests of certain subsidiaries) and liabilities of the Unified business to Supervalu, including the associated historical presentation of Unified’s results of operations;

•
the net cash used in the acquisition, including adjustments to (i) purchase Class A, B, C and D shares of AG Florida’s member-owners, (ii) repay indebtedness attributable to AG Florida through Supervalu-issued borrowings, (iii) pay AG Florida change-in-control agreements, payments of patronage amounts to members, former member retired stock obligations, and transaction costs;

•	the change in ownership of AG Florida from a cooperative entity to an entity owned by a corporation; and

•	the recognition of the income tax effects of the acquisition and related transactions.
The Unaudited Pro Forma Condensed Combined Financial Statements are derived from and should be read in conjunction with:

•
Supervalu’s historical unaudited Condensed Consolidated Financial Statements and accompanying Notes to Condensed Consolidated Financial Statements contained in Supervalu’s Quarterly Report on Form 10-Q as of and for the 28 weeks ended September 9, 2017, filed with the SEC on October 18, 2017;

•
Supervalu’s historical audited Consolidated Financial Statements and accompanying Notes to Consolidated Financial Statements contained in Supervalu’s Annual Report on Form 10-K for the year ended February 25, 2017, filed with the SEC on April 25, 2017;

•
AG Florida’s historical audited consolidated financial statements and the accompanying notes to the consolidated financial statements for the fiscal year ended July 29, 2017, contained in Exhibit 99.1 to the Current Report on Form 8-K/A to which this Exhibit 99.2 is filed;

•
Unified’s historical audited consolidated financial statements and the accompanying notes to the consolidated financial statements for the fiscal year ended October 1, 2016, contained in Exhibit 99.2 to the Current Report on Form 8-K/A filed with the SEC on September 8, 2017;

•
Unified’s historical unaudited consolidated condensed financial statements and accompanying notes to consolidated condensed financial statements contained in Unified’s Quarterly Report on Form 10-Q for the first quarter ended December 31, 2016, filed by Unified with the SEC on February 14, 2017; and

•
Supervalu’s unaudited pro forma condensed combined financial statements, which include the unaudited pro forma condensed combined balance sheet as of February 25, 2017, and the unaudited pro forma condensed combined statements of operations for the fiscal year ended February 25, 2017, and the notes to such unaudited pro forma condensed combined financial statements, all giving effect to the acquisition of Unified contained in Exhibit 99.3 to the Current Report on Form 8-K filed with the SEC on September 8, 2017.

The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the realization of any expected cost savings or other synergies from the acquisitions of Unified or AG Florida other than certain Unified cost savings realized since the acquisition date of Unified that are already included in Supervalu’s results of operations.

The historical results of Supervalu presented within the Unaudited Pro Forma Condensed Combined Financial Statements include the results of Unified. No adjustments have been made for direct and indirect non-recurring merger and integration costs that arose subsequent to the acquisition of Unified of approximately $27 for the 28 weeks ended September 9, 2017 included within Supervalu’s results of operations or for costs that arose in connection with the Unified Merger Agreement of $13 for the 28 weeks ended September 9, 2017 included within Unified’s results of operations, since these costs are related to the prior acquisition of Unified for which these financial statements are not required to be prepared.

SUPERVALU INC. and Subsidiaries
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the 28 Weeks Ended September 9, 2017
(In millions, except per share data)

	Historical			Pro Forma
	Supervalu	Unified 3(a)	AG Florida 3(b)	Adjustments	Note	Combined
Net sales	$7,804	$1,211	$411	$(56)	3(c)	$9,370
Cost of sales	6,825	1,173	393	(51)	3(d)	8,340
Gross profit	979	38	18	(5)		1,030
Selling and administrative expenses	919	47	13	(2)	3(e)	977
Operating earnings	60	(9)	5	(3)		53
Interest expense, net	74	4	1	3	3(f)	82
Equity in earnings of unconsolidated affiliates	(2)	—	—	—		(2)
(Loss) earnings from continuing operations before income taxes	(12)	(13)	4	(6)		(27)
Income tax provision (benefit)	1	—	2	(7)	3(g)	(4)
Net (loss) earnings from continuing operations	$(13)	$(13)	$2	$1		$(23)

Net loss from continuing operations per share attributable to SUPERVALU INC.:
Basic	$(0.35)					$(0.62)
Diluted	$(0.35)					$(0.62)

Weighted average number of shares outstanding:
Basic	38					38
Diluted	38					38

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

SUPERVALU INC. and Subsidiaries
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year (52 Weeks) Ended February 25, 2017
(In millions, except per share data)

	Historical			Pro Forma
	Supervalu	Unified 3(a)	AG Florida 3(b)	Adjustments	Note	Combined
Net sales	$12,480	$3,748	$738	$(75)	3(c)	$16,891
Cost of sales	10,693	3,612	707	(61)	3(d)	14,951
Gross profit	1,787	136	31	(14)		1,940
Selling and administrative expenses	1,589	130	21	(5)	3(e)	1,735
Goodwill impairment charge	15	—	—	—		15
Operating earnings	183	6	10	(9)		190
Interest expense, net	181	10	4	8	3(f)	203
Equity in earnings of unconsolidated affiliates	(5)	—	—	—		(5)
Earnings (loss) from continuing operations before income taxes	7	(4)	6	(17)		(8)
Income tax benefit	(20)	—	3	(9)	3(g)	(26)
Net earnings (loss) from continuing operations	$27	$(4)	$3	$(8)		$18

Net earnings from continuing operations per share attributable to SUPERVALU INC.:
Basic	$0.61					$0.36
Diluted	$0.60					$0.35

Weighted average number of shares outstanding:
Basic	38					38
Diluted	38					38

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

SUPERVALU INC. and Subsidiaries
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 9, 2017
(In millions)

	Historical		Pro Forma
	Supervalu 4(a)	AG Florida 4(b)	Adjustments	Note	Combined
ASSETS
Current assets
Cash and cash equivalents	$209	$8	$10	4(c)	$227
Receivables, net	598	37	—		635
Inventories, net	1,057	35	—		1,092
Other current assets	140	2	7	4(d)	149
Total current assets	2,004	82	17		2,103
Property, plant and equipment, net	1,246	73	22	4(e)	1,341
Goodwill	740	—	41	4(f)	781
Intangible assets, net	86	2	38	4(g)	126
Deferred tax assets	157	(6)	(22)	4(h)	129
Other assets	162	4	—		166
Total assets	$4,395	$155	$96		$4,646
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,252	$40	$(1)	4(i)	$1,291
Accrued vacation, compensation and benefits	222	3	—	4(j)	225
Current maturities of long-term debt and capital lease obligations	34	5	(5)	4(k)	34
Other current liabilities	149	1	—		150
Total current liabilities	1,657	49	(6)		1,700
Long-term debt	1,601	50	166	4(l)	1,817
Long-term capital lease obligations	174	—	—		174
Pension and other postretirement benefit obligations	396	—	—		396
Long-term tax liabilities	64	—	—		64
Other long-term liabilities	130	7	(6)	4(m)	131
Stockholders’ equity
Common stock	—	10	(10)	4(n)	—
Capital in excess of par value	2,840	5	(5)	4(o)	2,840
Treasury stock, at cost	(3)	—	—		(3)
Accumulated other comprehensive loss	(278)	(1)	1	4(p)	(278)
Accumulated deficit	(2,189)	35	(44)	4(q)	(2,198)
Total SUPERVALU INC. stockholders’ equity	370	49	(58)		361
Noncontrolling interests	3	—	—		3
Total stockholders’ equity	373	49	(58)		364
Total liabilities and stockholders’ equity	$4,395	$155	$96		$4,646

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

SUPERVALU INC. and Subsidiaries
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
 (In millions, except per share data)
Note 1 – Basis of Presentation
The Unaudited Pro Forma Condensed Combined Financial Statements were derived from the historical audited consolidated financial statements and unaudited condensed consolidated financial statements of Supervalu, AG Florida and Unified, and reflect Supervalu’s historical Condensed Consolidated Statements of Operations and Consolidated Statements of Operations recast as if the acquisitions of Unified and AG Florida occurred on February 26, 2016 (the first day of fiscal 2017), and Supervalu’s historical Condensed Consolidated Balance Sheet recast as if the acquisition of AG Florida occurred on September 9, 2017 (the last day of the second quarter in fiscal 2018).
The pro forma adjustments are based upon available information and assumptions that (i) management believes are reasonable, (ii) reflect the expected impact of events directly attributable to the acquisitions, (iii) are factually supportable, and (iv) in the case of the Unaudited Pro Forma Condensed Combined Statements of Operations, are expected to have a continuing impact on the operations of Supervalu. The adjustments presented in the Unaudited Pro Forma Condensed Combined Financial Statements have been identified and presented to provide relevant information necessary for an understanding of Supervalu upon consummation of the acquisitions.
The Unaudited Pro Forma Condensed Combined Financial Statements are presented for informational purposes only, are subject to a number of uncertainties and assumptions, and do not purport to represent what Supervalu’s actual results of operations or financial position would have been had the acquisitions occurred on the dates indicated. These financial statements are not necessarily indicative of the future results of operations or financial condition of Supervalu as of any future date or for any future period. In addition, the preparation of these financial statements required management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses for the reporting periods presented. Actual results could differ from those estimates.
The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Statements.
Note 2 – Preliminary Purchase Price Allocation
On December 8, 2017, Supervalu acquired AG Florida for total consideration of $135, comprised of approximately $131 paid to acquire the Class A, B, C and D shares of AG Florida’s member-owners and $5 of assumed obligations to make patronage payments to member-owners at closing pursuant to the AG Florida Merger Agreement, less acquired cash and cash equivalents of $1. In addition, Supervalu repaid assumed debt and paid other transaction obligations and expenses required under the AG Florida Merger Agreement, which was funded through $216 of borrowings under Supervalu’s asset based revolving credit facility attributable to the AG Florida acquisition. The Unaudited Pro Forma Condensed Combined Financial Statements include various assumptions, including those related to the preliminary purchase price allocation of AG Florida assets acquired and liabilities assumed based on Supervalu’s estimates of fair value using information available at the time these Unaudited Pro Forma Condensed Combined Financial Statements have been prepared. The final purchase price allocation may vary based on final appraisals, valuations and analysis of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been prepared and made available for illustrative purposes. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

The acquisition of AG Florida has been accounted for as a business combination, under the acquisition method of accounting, which results in acquired assets and assumed liabilities being measured at their estimated fair values as of December 8, 2017 (the acquisition date). As of the acquisition date, goodwill is measured as the excess of consideration transferred, which is also generally measured at fair value of the net acquisition date fair values of the assets acquired and liabilities assumed.

The following table is a preliminary allocation of the assets acquired and the liabilities assumed by Supervalu in the acquisition of AG Florida, reconciled to the consideration transferred:

Amounts as of the Acquisition Date
Net book value of net assets acquired	$44
Adjusted for:
Elimination of existing intangible assets	(2)
Adjusted net book value of tangible assets acquired	42
Adjustments to:
Other current assets	3
Property, plant and equipment, net	23
Goodwill	45
Intangible assets, net	39
Accounts payable	1
Deferred tax liability	(22)
Total consideration transferred to acquire the Class A, B, C and D shares of AG Florida’s member-owners	131
Assumed obligations to make patronage payments to member-owners	5
Cash and cash equivalents acquired	(1)
Total consideration transferred	$135
Note 3 – Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

The following pro forma adjustments were included in the Unaudited Pro Forma Condensed Combined Statements of Operations:

(a)
The results of operations of Unified as they appear in this column have been adjusted to conform to Supervalu’s consolidated financial statement presentation. These adjustments primarily include the following:

•
The “Unified” column reflects the results of operations attributable to Unified for the 17 week period prior to the acquisition date of June 23, 2017. The results of operations of Unified for the 11 week period ended September 9, 2017 are included in the “Supervalu” column.

•
The results of operations of Unified presented within the Unaudited Pro Forma Condensed Combined Statement of Operations for the 52 weeks ended February 25, 2017 reflect the results of Unified for the 52 weeks ended December 31, 2016 based on Unified’s reporting periods.

•
The presentation of logistics expense, including employee-related costs, depreciation expense, warehouse costs, and transportation and other costs directly related to costs of selling activities within Cost of sales. These logistics expenses were previously presented in Distribution, selling and administrative expenses within Unified’s historical financial statements.

(b)
The “AG Florida” column reflects the results of operations attributable to AG Florida, which were historically not part of Supervalu’s consolidated financial statements. The results of operations of AG Florida as they appear in this column have been adjusted to conform to Supervalu’s consolidated financial statement presentation. These adjustments primarily include the following:

•
The results of operations of AG Florida presented within the Unaudited Pro Forma Condensed Combined Statement of Operations for the 28 weeks ended September 9, 2017 reflect the results of AG Florida for the 28 weeks ended July 29, 2017 based on AG Florida’s reporting periods.

•
The results of operations of AG Florida presented within the Unaudited Pro Forma Condensed Combined Statement of Operations for the 52 weeks ended February 25, 2017 reflect the results of AG Florida for the 52 weeks ended January 14, 2017 based on AG Florida’s reporting periods.

•
The presentation of logistics expense, including employee-related costs, depreciation expense, warehouse costs, and transportation and other costs directly related to costs of selling activities within Cost of sales. These logistics expenses were previously presented in Operating and administrative expenses within AG Florida’s historical financial statements.

(c)
This adjustment reflects classification changes to conform Unified’s and AG Florida’s revenue presentation with Supervalu’s similar transactions for principal versus agent revenue considerations. Since the Unified acquisition date, Supervalu has conformed Unified’s revenue presentation to its accounting practices. Supervalu intends to prospectively present AG Florida’s revenue transactions under its accounting practices. Refer to Note 3(d) for additional information.

(d)
This adjustment reflects estimated depreciation expense for Unified’s and AG Florida’s property, plant and equipment using the estimated fair value and weighted average useful life discussed in Note 4(e) below, the elimination of patronage earnings from cooperative-based vendors and revenue presentation conforming adjustments discussed in Note 3(c) above.

	September 9, 2017 (28 Weeks)
	Unified(1)	AG Florida	Total
Elimination of historical depreciation expense	$(3)	$(2)	$(5)
Elimination of patronage earnings from cooperative vendors	2	1	3
Adjustment to conform revenue presentation (see Note 3(c))	12	(68)	(56)
Estimated Supervalu depreciation expense based on the assigned fair value and estimated useful lives of the acquired property, plant and equipment	4	3	7
Total Cost of sales adjustment	$15	$(66)	$(51)

(1)	The “Unified” column reflects pro forma adjustments for 17 weeks. Refer to Note 3(a).

	February 25, 2017 (52 Weeks)
	Unified	AG Florida	Total
Elimination of historical depreciation expense	$(10)	$(3)	$(13)
Elimination of patronage earnings from cooperative vendors	3	1	4
Adjustment to conform revenue presentation (see Note 3(c))	41	(117)	(76)
Estimated Supervalu depreciation expense based on the assigned fair value and estimated useful lives of the acquired property, plant and equipment	20	4	24
Total Cost of sales adjustment	$54	$(115)	$(61)

(e)	This adjustment reflects Selling and administrative expenses attributable to the preliminary purchase accounting, transaction costs and other items.

	September 9, 2017 (28 Weeks)
	Unified(1)	AG Florida	Total
Elimination of historical depreciation and amortization expense	$(2)	$(1)	$(3)
Elimination of historical patronage expense to cooperative members	—	(4)	(4)
Estimated Supervalu depreciation and amortization expense based on the assigned fair values and estimated useful lives of the acquired property, plant and equipment and intangibles, respectively	3	2	5
Total Selling and administrative expenses adjustment	$1	$(3)	$(2)

(1)	The “Unified” column reflects pro forma adjustments for 17 weeks. Refer to Note 3(a).

	February 25, 2017 (52 Weeks)
	Unified	AG Florida	Total
Elimination of historical depreciation and amortization expense	$(10)	$(1)	$(11)
Elimination of historical transaction costs	(1)	—	(1)
Elimination of historical patronage expense to cooperative members	(4)	(6)	(10)
Estimated Supervalu depreciation and amortization expense based on the assigned fair values and estimated useful lives of the acquired property, plant and equipment and intangibles, respectively	12	4	16
Adjustment to conform revenue presentation (see Note 3(c))	—	1	1
Total Selling and administrative expenses adjustment	$(3)	$(2)	$(5)

(f)
This adjustment reflects the reduction of interest expense associated with the debt prepayments, partially offset by increases in interest expense associated with new debt borrowings. Pursuant to the terms of Unified’s debt and the Unified Merger Agreement, Unified’s debt was repaid, which was financed by Supervalu with additional borrowings under Supervalu’s secured term loan facility for the purpose of consummating the acquisition of Unified. Pursuant to the terms of AG Florida’s debt and the AG Florida Merger Agreement, AG Florida’s debt was repaid, which was financed by Supervalu with additional borrowings under Supervalu’s asset-based revolving credit facility for the purposes of consummating the acquisition of AG Florida.

	September 9, 2017 (28 Weeks)
	Unified(1)	AG Florida	Total
Elimination of interest expense and amortization of debt issuance costs	$(3)	$(1)	$(4)
Recognition of interest on the $315 of additional borrowings under Supervalu’s secured term loan facility at the rate of LIBOR plus 3.50 percent with a floor on LIBOR set at 1.00 percent(2)	4	—	4
Recognition of interest on the $216 of additional borrowings under Supervalu’s asset-based revolving credit facility at the rate of LIBOR plus 1.25 percent(3)	—	3	3
Total Interest expense, net adjustment	$1	$2	$3

(1)	The “Unified” column reflects pro forma adjustments for 17 weeks. Refer to Note 3(a).

(2)
The previously calculated combined interest rate of 4.50 percent was used in the calculation of interest expense. Applying the historical interest rate or a 1/8 point increase in the LIBOR interest rate would not have had an impact on Earnings from continuing operations before income taxes due to the LIBOR floor of 1.00 percent.

(3)
The current combined interest rate of 2.66 percent was used in the calculation of interest expense. Applying the historical interest rate or a 1/8 point increase in the LIBOR interest rate would not have had an impact on Earnings from continuing operations before income taxes.

	February 25, 2017 (52 Weeks)
	Unified	AG Florida	Total
Elimination of interest expense and amortization of debt issuance costs	$(10)	$(4)	$(14)
Recognition of interest on the $315 of additional borrowings under Supervalu’s secured term loan facility at the rate of LIBOR plus 3.50 percent with a floor on LIBOR set at 1.00 percent(1)	15	—	15
Recognition of interest on the $216 of additional borrowings under Supervalu’s asset-based revolving credit facility at the rate of LIBOR plus 1.25 percent(2)	—	6	6
Recognition of amortization of capitalized borrowing costs incurred by Supervalu in connection with the additional borrowings under Supervalu’s secured term loan facility	1	—	1
Total Interest expense, net adjustment	$6	$2	$8

(1)
The previously calculated combined interest rate of 4.50 percent was used in the calculation of interest expense. Applying the historical interest rate or a 1/8 point increase in the LIBOR interest rate would not have had an impact on Earnings from continuing operations before income taxes due to the LIBOR floor of 1.00 percent.

(2)
The current combined interest rate of 2.66 percent was used in the calculation of interest expense. Applying the historical interest rate or a 1/8 point increase in the LIBOR interest rate would not have had an impact on Earnings from continuing operations before income taxes.

(g)
This adjustment reflects the tax effect of the pro forma adjustments using the blended federal and state statutory tax rates of the applicable jurisdictions during each period presented along with the removal of the current period impact of valuation allowances and other patronage-related tax items not applicable to the combined company. The effective tax rate of the combined company could be different than the historical Supervalu, Unified and AG Florida effective tax rate depending on various factors including post-acquisition activities and the geographic mix of earnings. For the 28 weeks ended September 9, 2017, the tax effect resulting from the combination of Unified and AG Florida is an income tax benefit of $6 and $1, respectively. For the 52 weeks ended February 25, 2017, the tax effect resulting from the combination of Unified and AG Florida is an income tax benefit of $8 and $1, respectively. The effective tax rate does not contemplate the impact of the 2017 corporate tax reform.
Note 4 – Notes to Unaudited Pro Forma Condensed Combined Balance Sheet
The following pro forma adjustments were included in the Unaudited Pro Forma Condensed Combined Balance Sheet:

(a)	The financial position including the preliminary purchase price allocation of Unified is included within Supervalu’s historical balance sheet as of September 9, 2017.

(b)
The “AG Florida” column reflects the assets, liabilities and stockholders’ equity attributable to AG Florida as of July 29, 2017, which were historically not part of Supervalu’s consolidated financial statements. The financial position of AG Florida as it appears in this column has been adjusted to conform to Supervalu’s consolidated financial statement presentation. These adjustments primarily include the following:

•
The reclassification of assets held for sale from Properties held for sale within Total current liabilities and AG Florida’s consolidated balance sheet to Property, plant and equipment, net, as Supervalu’s management is not holding this property for sale; and

•
The adoption of ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, resulting in the classification of AG Florida’s deferred income taxes as long-term within Deferred tax assets, which were classified as current Deferred income taxes for the short-term portion and as long-term Deferred income taxes for the long-term portion, within AG Florida’s consolidated balance sheet. In addition, income taxes payable have been reclassified to Other current assets from Accounts payable and accrued expenses, within AG Florida’s consolidated balance sheet.

(c)This adjustment reflects the estimated sources and uses of funds in the acquisition, which were calculated as follows.

September 9, 2017
Proceeds from borrowings under Supervalu’s asset-based revolving credit facility	$216
Payment to acquire AG Florida’s Class A, B, C and D common shares (see Note 2)	(131)
Payoff of AG Florida’s existing debt, interest rate swap and accrued interest (see Note 4(k), Note 4(l) and Note 4(m))	(56)
Payment of employee incentive compensation change-in control agreements (see Note 4(j))	(5)
Payment to AG Florida common shareholders for patronage amounts earned subsequent to July 29, 2017 (see Note 4(i))	(5)
Payment to former AG Florida members for retired stock payment obligations (see Note 4(m))	(5)
Payment of AG Florida’s and Supervalu’s non-recurring, direct and incremental transaction costs (see Note 4(i) and Note 4(q))	(4)
Total Cash and cash equivalents adjustment	$10

(d)	This adjustment reflects an increase in income taxes receivable related to transaction costs and the preliminary fair value adjustment to the income tax provision.

(e)
This adjustment reflects the preliminary fair value adjustments to AG Florida’s property, plant and equipment, as if the preliminary value at the acquisition date had been pushed back to AG Florida’s historical balance sheet as of July 29, 2017. Estimated useful lives of the acquired property, plant and equipment were one to 39 years for buildings, one to 20 years for equipment, and four to seven years for leasehold improvements, furniture and fixtures.

(f)	This adjustment reflects the recognition of goodwill based on the preliminary fair value allocation of consideration estimated in these Unaudited Pro Forma Condensed Combined Financial Statements.

(g)
This adjustment reflects the preliminary fair value adjustments to intangible assets. As part of the preliminary valuation analysis, Supervalu identified customer relationship and operating lease intangible assets. The fair value of identified intangible assets was determined primarily using the income approach, which was calculated as follows:

	Estimated Useful Life (in years)	September 9, 2017
Elimination of AG Florida intangible assets		$(2)
Recognition of customer relationship and supply agreement intangible assets	21-22 years	35
Recognition of favorable operating lease intangible assets	2 – 5 years	5
Total Intangible assets, net adjustment		$38

(h)
This adjustment reflects a net decrease to Supervalu’s net deferred tax assets resulting from pro forma adjustments to the acquired assets and assumed liabilities that were measured at their preliminary fair values, and changes due to operating results in the stub period tax year ended December 8, 2017. The estimated blended federal and state statutory tax rates of the applicable jurisdictions were applied to each adjustment. The estimate of deferred income tax assets and liabilities is preliminary and subject to change based upon the final determination of the fair value of acquired assets and assumed liabilities by jurisdiction. The estimate of deferred income tax assets and liabilities does not contemplate the impact of the 2017 corporate tax reform.

(i)
This adjustment reflects the payment of $5 to AG Florida common shareholders for patronage amounts earned subsequent to July 29, 2017 (see Note 4(c)), the payment of $3 of AG Florida’s non-recurring, direct and incremental transaction costs at closing (see Note 4(c)) and a $1 preliminary fair value adjustment to AG Florida’s accounts payable, offset by the recognition of $5 to AG Florida common shareholders for patronage amounts earned subsequent to July 29, 2017 (see Note 4(q)) and $3 of AG Florida’s non-recurring, direct and incremental transaction costs (see Note 4(q)).

(j)	This adjustment reflects the recognition of $5 of change-in-control contract costs related to compensation agreements, offset by the payment of these costs at closing (see Note 4(c) and Note 4(q)).

(k)	This adjustment reflects the payment of the current portion of AG Florida’s assumed debt pursuant to the AG Florida Merger Agreement and contractual obligations of the debt agreements (see Note 4(c)).

(l)
This adjustment reflects $216 of borrowings under Supervalu’s asset-based revolving credit facility (see Note 4(c)), offset in part by the payment of $50 of the long-term portion of AG Florida’s assumed debt pursuant to the AG Florida Merger Agreement and contractual obligations of the debt agreements (see Note 4(c)).

(m)
This adjustment reflects the payment of $5 to former AG Florida members for retired stock payment obligations (see Note 4(c)) and the payment of $1 to terminate AG Florida’s interest rate swap agreement, which was measured at fair value (see Note 4(c)).

(n)	This adjustment reflects the elimination of AG Florida’s Class A, B, C and D common stock.

(o)	This adjustment reflects the elimination of AG Florida’s Additional paid in capital related to its Class A, B, C and D common stock.

(p)	This adjustment reflects the elimination of AG Florida’s Accumulated other comprehensive loss.

(q)	This adjustment includes the following:

September 9, 2017
Elimination of AG Florida’s historical retained earnings	$(35)
Recognition of:
Patronage payments to AG Florida common shareholders subsequent to July 29, 2017 (see Note 4(c) and Note 4(i))	(5)
AG Florida’s employee incentive compensation change-in-control agreements (see Note 4(c) and Note 4(j))(1)	(5)
AG Florida’s non-recurring, direct and incremental transaction costs (see Note 4(c) and Note 4(i))	(3)
Supervalu’s non-recurring, direct and incremental transaction costs (see Note 4(c))	(1)
Tax effect of the above adjustments (see Note 4(d))	5
Total Accumulated deficit adjustment	$(44)

(1)	Change-in-control agreement expense reflects existing contractual agreements with AG Florida employees.